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EXHIBIT 5.1

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111


                                                                   June 29, 2001

Panera Bread Company
6710 Clayton Road
Richmond Heights, MO 63117

Ladies and Gentlemen:

         We have acted as counsel to Panera Bread Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of 1,000,000 shares of its Class A Common Stock, $.0001 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan and 500,000 shares of its Common Stock to be offered for sale by the Company from time to time under the Panera Bread Company Savings Plan (together, the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, both as currently in effect, such other records of the Company as we deemed relevant, and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Option Plan or the Savings Plan, as applicable, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

         Our opinion is limited to the federal laws of the United States of America and the laws of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.


                   BOSTON NEW YORK RESTON WASHINGTON NEW HAVEN
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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
June 29, 2001

Page 2


         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

                                          Very truly yours,

                                          /s/ MINTZ, LEVIN, COHN, FERRIS,
                                          GLOVSKY AND POPEO, P.C.

                                          Mintz, Levin, Cohn, Ferris,
                                           Glovsky and Popeo, P.C.